GODLESKY & SYWILOK
51 MAIN STREET
HACKENSACK, New Jersey 07601
Attorney for Debtors-In Possession
(201) 487-9390

                                       UNITED STATES BANKRUPTCY COURT
                                       FOR THE DISTRICT OF NEW JERSEY
____________________________     :     HONORABLE WILLIAM F. TUOHEY
In the Matter of:                      CASE NOS.   88-01805 (WFT)
                                 :                 88-01806 (WFT)
DR. MADIS LABORATORIES, INC.,
                                 :     In Administratively
                           Debtor      Consolidated Proceedings for
____________________________     :     Reorganization Under
                                       Chapter 11 of the United States
In the Matter of:                :     Bankruptcy Code

IVM CORPORATION,                 :     CASE NO.          88-01806 (WFT)
                                       Debtors Second Amended
                           Debtor:     Joint Chapter 11 Plan of Reorganization
___________________________            of Dr. Madis Laboratories, and
                                       IVM Corporation


Dr. Madis Laboratories, Inc. ("DML") and IVM Corporation ("IVM"), the above-captioned administratively consolidated debtors and debtors-in-possession ("Debtors"), hereby submits the following Plan of Reorganization ("Plan") pursuant to Section 1121(a) of Title 11 of the United States Code (the "Bankruptcy Code").
                                         By:      /S/ VOLDEMAR MADIS
                                                  President
                                                  Dr. Madis Laboratories, Inc.
                                                  and IVM Corp.

DATED:  November 18, 1994

                                                     ARTICLE I
                                       RULES OF CONSTRUCTION AND DEFINITIONS

         As used in the Plan, the following terms shall have the respective meanings specified below:
         1.1      RULES OF CONSTRUCTION.
         1.1.1.   In the Plan, unless otherwise provided, the capitalized
terms shall have the meaning set forth in Section 1.2 of this Article.
         1.1.2  Any  capitalized  term  used in this  Plan  that is not defined in Section 1.2 of this Article shall have the meaning ascribed to such term in the Bankruptcy Code.
         1.1.3 The rules of construction used in Section 102 of the Bankruptcy Code will apply to the construction of this plan.
         1.1.4 For purposes of this Plan, the meanings below and in the Bankruptcy Code shall apply equally to the singular, plural and possessive forms and masculine, feminine and neuter genders of the defined terms.
         1.1.5 All of the foregoing definitions are intended to be, and hereby are, part of the substantive provisions of this Plan and have the same force and effect as any other provision of this Plan.
         1.2      DEFINITIONS.
         1.2.1 "ADMINISTRATION CREDITOR" shall mean any person entitled to payment of an Administrative Claim.
         1.2.2 "ADMINISTRATIVE CLAIM" shall mean any Claim constituting a cost or expense of administration of the Debtors' Chapter 11 Cases allowable under Section 503(b) and referred to in Section 507(a)(1) and (2) of the Bankruptcy Code incurred by the Debtors on or after the Petition Date, including, without limitation, the actual, necessary costs and expenses of preserving the Debtors' estates and operating the Debtors' businesses, including, but not limited to, compensation for legal and other services and reimbursement of expenses awarded under Section 330(a) of the Bankruptcy Code, and all fees and charges assessed against the Debtors' estates under Chapter 1930 of Title 28 of the United States Code incurred by the Debtors and the Trustee from the Petition Date through the Confirmation Date. Administrative Claim shall not include any interest earned on a Secured Claim during the period from the Petition Date through the Effective Date.
        1.2.3 "ALLOWED ADMINISTRATIVE CLAIM" shall mean any Administrative
Claim that is or becomes an Allowed Claim.
        1.2.4 "ALLOWED" when used as an adjective  preceding the words
"Claim" or "Equity Interest", shall mean any Claim against or Equity Interest in the Debtors, that is scheduled by or on behalf of the Debtors as liquidated in amount and not disputed or contingent, or proof of which was filed on or before the date designated by the Bankruptcy Court as the last date for filing Proofs of Claim or Equity Interests against the Debtors and, in either case, a Claim
(i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitations fixed by the Plan, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules"), the Local Rules of Bankruptcy Procedure or the Bankruptcy Court, or (ii) as to which an objection has been interposed and such Claim has been allowed, in whole or in part, by a Final Order. Unless otherwise specified in the Plan, "Allowed Claim' and "Allowed Equity Interest" shall not, for purposes of computation of distributions under the Plan, include interest on the amount of such Claim or Equity Interest from and after the Petition Date.
         1.2.5 "ALLOWED CLASS 1 CLAIM" shall mean the Allowed Secured Claim of the Township of South Hackensack ("South Hackensack").
         1.2.6 "ALLOWED CLASS 2 CLAIM" shall mean the Allowed Secured Claim of Columbia Savings and Loan Association ("Columbia").
         1.2.7 "ALLOWED CLASS 3 CLAIM" shall mean the Allowed Secured Claim of American Holdings ("AMH").
         1.2.8 "ALLOWED CLASS 4 CLAIM" shall mean the Allowed Secured Claim of Interboro Savings and Loan Association ("Interboro").
         1.2.9 "ALLOWED CLASS 5 CLAIM" shall mean the Allowed Secured Claim of Zuellig Group N.A., Inc. ("Zuellig")
         1.2.10 "ALLOWED CLASS 6 CLAIM" shall mean the Allowed Unsecured Priority Claims that are or become Allowed pursuant to Section 507(a)(3), (4), (5) or (6) of the Bankruptcy Code.

          1.2.11 "ALLOWED CLASS 7 CLAIM" shall mean the Allowed Claims of
                        -----------------
Unsecured Creditors.
          1.2.12 "ALLOWED CLASS 8 CLAIM" shall mean the Allowed Equity Interests of DML employee stock ownership plan participants and preferred stockholders.
          1.2.13 "ALLOWED CLASS 9 CLAIMS shall mean the Allowed Equity Interests of all stockholders of DML other than preferred stockholders and employee stock ownership plan participants.
          1.2.14 "ALLOWED CLASS 10 CLAIM" shall mean the Allowed Equity Interests of the preferred stockholder of IVM.
          1.2.15  "AMERICAN HOLDINGS" shall mean American Holdings, Inc.
a Delaware Corporation which trades on the national market of NASDAQ under the symbol "Hold".
          1.2.16 "ALLOWED CLASS 11 CLAIM" shall mean the Allowed Equity Interests of the common stockholders of IVM.
          1.2.17 "BALLOT" shall mean the form transmitted to Creditors with the Plan and Disclosure Statement on which they may vote to accept or reject the Plan pursuant to Rule 3018 of the Bankruptcy Rules and Section 1126 of the Bankruptcy Code.
          1.2.18 "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act, as amended, and as codified in Title 11 of the United States Code (11 U.S.C.101, ET SEQ.).
          1.2.19 "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court for the District of New Jersey having jurisdiction over the Debtors' Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U.S.C. 157, the unit of such District Court constituted pursuant to 28 U.S.C. 151.
          1.2.20   "BANKRUPTCY RULES" shall mean the Federal Rules of
Bankruptcy Procedure originally promulgated pursuant to 28 U.S.C.  2075.
          1.2.21   "BAR DATE" shall mean August 1, 1991.
          1.2.22 "CASH" shall mean legal tender of the United States of America or cash equivalents.
          1.2.23  "CHAPTER 11 CASES" shall mean the Cases under  Chapter
11 of the Bankruptcy Code in which DML and IVM are the Debtors.

           1.2.24 "CLAIM" shall mean any right to payment from the Debtors, whether or not such right is reduced to judgement, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgement, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.
           1.2.25 "CLAIMS MOTION" shall mean a motion filed by the Trustee/Debtor after the Effective Date to reduce, modify and/or expunge the Claims of Creditors.
           1.2.26 "COMMITTEE" or "CREDITORS' COMMITTEE" shall mean the Official Committee of Unsecured Creditors appointed in the Debtors' Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code.
           1.2.27  "CONFIRMATION" shall mean entry by the Bankruptcy Court of the Confirmation Order.
           1.2.28 "CONFIRMATION DATE" shall mean the date of entry by the Bankruptcy Court of the Confirmation Order.
           1.2.29 "CONFIRMATION HEARING" shall mean the hearing conducted by the Bankruptcy Court for the purpose of considering confirmation of the Plan.
           1.2.30  "CONFIRMATION  ORDER" shall mean the Order  entered by the Bankruptcy Court confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.
           1.2.31 "CONSUMMATION DATE" shall mean 30 days after the Plan has
                   -------------------
been confirmed.
           1.2.32 "CONTESTED CLAIM" shall mean any Claim to which the Trustee/Debtors has interposed an objection in accordance with the Plan, the Bankruptcy Code or the Bankruptcy Rules, which objection has not been determined by a Final Order.
           1.2.33 "CREDITOR" shall mean any person that has a Claim against the Debtors that arose on or before the Petition Date, or a Claim against the Debtors' estates of any kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code.
           1.2.34            "DEBTORS" shall mean DML and IVM.
           1.2.35            "DEBTORS' COUNSEL" shall mean John Sywilok, Esq.

           1.2.36 "DISBURSEMENT ACCOUNT" shall mean the account to be established by the Trustee to disburse all funds.
           1.2.37            "DISBURSING AGENT" shall mean Trustee.
           1.2.38 "DISCLOSURE STATEMENT" shall mean the Disclosure Statement (and all exhibits and schedules annexed thereto and referenced herein) that relates to the Plan and that was approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.
           1.2.39  "DML" shall mean the Debtor, Dr. Madis Laboratories, Inc.
           1.2.40  "EFFECTIVE DATE" shall mean the same date as the
Consummation Date.
           1.2.41  "ENVIRONMENTAL  COMPLIANCE  FUND"  shall mean the Fund that will be established by the Debtors for the payment of environmental cleanup costs in an amount not to exceed $200,000.00.
           1.2.42  "EQUITY INTEREST" shall mean the holder of an equity
Interest in the Debtors.
           1.2.43 "FEE APPLICATION" shall mean an application of a Professional Person under section 330 or 503 of the Bankruptcy Code for a final allowance of compensation and reimbursement of expenses in the Chapter 11 Cases.
           1.2.44  "FINAL  ORDER"  shall mean an Order of the  Bankruptcy
Court or a Court of competent jurisdiction to hear appeals from the Bankruptcy Court which, not having been reversed, modified, or amended, and not having been stayed, and the time to appeal from which or to seek review or rehearing of which having expired, has become final and is in full force and effect.
           1.2.45  "INTEREST HOLDER" shall mean the holder of any interest in the Debtors that existed on the Petition Date.
           1.2.46  "IVM"            shall mean the Debtor, IVM Corporation.
           1.2.47 "LEASE AGREEMENT" shall mean the Lease Agreement by and between Successor Corporation and IVM for 375 Huyler Street, South Hackensack, N.J.
           1.2.48 "MACO" shall mean Amhold MACO, Inc. the subsidiary corporation of American Holdings, Inc. which is merging with DML.
           1.2.49 "MERGER AGREEMENT" shall mean the Agreement between MACO and DML merging the corporations.

           1.2.50  "PERSON"  shall  mean  any  individual,   corporation,
partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, or governmental unit or any political subdivision thereof or other entity.
           1.2.51  "PETITION DATE" shall mean March 17, 1988, the date on which the Debtors filed their voluntary petitions for relief commencing their Chapter 11 Cases.
           1.2.52 "PLAN" shall mean this Plan of Reorganization  proposed by the Debtors either in its present form or as may be altered, amended or modified from time to time.
           1.2.53 "PRIORITY TAX CLAIMS" shall mean Claims that are Allowed pursuant to Section 507(a)(7) of the Bankruptcy Code.
           1.2.54  "PROFESSIONAL  PERSON" shall mean a Person retained or to be compensated pursuant to sections 327, 328, 330, 503(b) or 1103 of the Bankruptcy Code.
           1.2.55  "SECURED  CLAIM" shall mean any Claim which is secured by a valid lien, security interest, or other interest in property in which the Debtors have an interest, which has been perfected properly as required by applicable law, but only to the extent of the value of the Debtors' interests in such property as determined pursuant to Section 506 of the Bankruptcy Code.
           1.2.56  "SUCCESSOR   CORPORATION"   shall  mean  successor  in
interest of the merger between DML and MACO.
           1.2.57 "UNSECURED CLAIM" shall mean any Claim against the Debtors which arose or which is deemed by the Bankruptcy Code to have arisen before the Petition Date, and which is NOT (a) a Secured Claim pursuant to
Section 506 of the  Bankruptcy  Code, or (b) a Claim  entitled to priority under
Section 503 or 507 of the Bankruptcy Code.
           1.2.58 "UNSECURED CLAIMS DISTRIBUTION DATE" shall mean the date which is ten (10) days after the entry of a final and nonappealable Order or Orders with respect to the Claims Motion resolving all Contested Claims.

                                                     ARTICLE 2
                                      UNCLASSIFIED CLAIMS AND THEIR TREATMENT
    2.1 ADMINISTRATIVE CLAIMS. Administrative Claims are unclassified pursuant to Section 1123(a)(1) of the Bankruptcy Code. Each holder of an Allowed Administrative Claim shall be paid the full amount of such Allowed Administrative Claim in Cash on the Effective Date, or upon such other terms as may be agreed to between such holder and the Debtors or as ordered by the Bankruptcy Court; PROVIDED HOWEVER, that (1) accounts payable incurred by the Trustee in the operation of DML's business shall be paid by the Trustee in the ordinary course of business from and after the Confirmation Date to the Consummation Date and all such claims in existence on and after the Closing Date shall be assumed by, and paid in the ordinary course of business of, DML until fully satisfied, (2) no payment shall be made on account of accrued penalties and interest on post-petition taxes incurred by IVM to the Internal Revenue Service.
         Compensation to Professional Persons and others whose compensation must be approved by the Bankruptcy Court will be paid only after the Bankruptcy Court approves such compensation.
         The Debtors shall also pay, on the Effective Date, all fees due and payable to the United States Trustee's Office.
    2.2 PRIORITY TAX CLAIMS. Priority Tax Claims are not classified pursuant to Section 1123(a)(1) of the Bankruptcy Code. Each holder of an Allowed Priority Tax Claim shall receive, on the Consummation Date the sum of $244,340.00 or the Allowed amount of such Claim.

                                                     ARTICLE 3
                                   CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         All Claims and Equity Interests are classified as follows:

   3.1 A Claim is in a particular class only to the extent the Claim qualifies within the description of Claims of that class, and only to the extent that it is an Allowed Claim, and such Claim is in a different class to the extent the remainder of the Claim qualifies within the description of the different class. Pursuant to Section 1123(a)(4) of the Bankruptcy Code, all Allowed Claims of a particular class shall receive the same treatment unless the holder of a particular Allowed Claim has agreed to a less favorable treatment for such Allowed Claim on or before the Confirmation Date. All Claims shall be bound by the provisions of this Plan and are hereby classified as follows:
   3.2 CLASS 1 CLAIM. The Allowed Secured Claim of the Township of South Hckensack.
   3.3 CLASS 2 CLAIM. The Allowed Secured Claim of Columbia Savings & Loan Association.
   3.4      CLASS 3 CLAIM.  The Allowed Secured Claim of American Holdings.
             ---------
   3.5    CLASS 4 CLAIM.  The Allowed Secured Claim of Interboro Savings & Loan
             ---------
Association.
   3.6      CLASS 5 CLAIM  The Allowed Secured Claim of Zuellig Group N.A., Inc.
   3.7      CLASS 6 CLAIM.  The Allowed Unsecured Priority Claims pursuant to
Section 507(a),  (3), (4), (5) or (6) of the Bankruptcy Code.
   3.8      CLASS 7 CLAIM.  The Allowed Unsecured Claims of Unsecured Creditors.
             ---------
   3.9      CLASS 8 CLAIM.  The Allowed Equity Interests of all DML employee
             ---------
stock ownership plan participants and preferred stockholders.
   3.10 CLASS 9 CLAIM. The Allowed Equity Interests of all shareholders of
DML other than preferred stockholders and employee stock ownership plan participants.
   3.11     CLASS 10 CLAIM.  The Allowed Interests of all preferred stockholders
             ----------
of IVM.
   3.12     CLASS 11 CLAIM.  The Allowed Interests of all common stockholders of
             ----------
IVM.

                                                     ARTICLE 4
                                     IMPAIRMENT OF CLAIMS AND EQUITY INTERESTS

   4.1 In the event of any controversy regarding the impaired or unimpaired status of any Claim Holders or holders of Equity Interests, the Bankruptcy Court shall determine whether an Allowed Claim or Equity Interest or a Class of Claims or Equity Interests is impaired or unimpaired.
   4.2 IMPAIRED CLASSES. No class of creditors are impaired under this Plan and no creditor class is entitled to vote on the Plan. All class of creditors are deemed to accept this Plan.

                                                     ARTICLE 5
  PROVISION FOR PAYMENT OF THE ALLOWED SECURED CLAIM OF TOWNSHIP OF SOUTH
                                               HACKENSACK (CLASS 1)

   5.1 The Allowed Secured Claim of Township of South Hackensack is not impaired.
   5.2 The Township of South Hackensack will be deemed the holder of an Allowed Secured Claim in the amount of $201,022.44, representing unpaid pre-petition real estate taxes and water and sewer use charges. On the Consummation Date, the Trustee shall pay the sum of $201,022.44 in full payment of this Claim.

                                                     ARTICLE 6
                   PROVISION FOR PAYMENT OF THE ALLOWED SECURED CLAIM OF COLUMBIA SAVINGS & LOAN ASSOCIATION
                   ("COLUMBIA") (CLASS 2)

   6.1      The Allowed Secured Claim of Columbia is not  impaired.
   6.2      The Allowed Secured Claim of Columbia shall be treated as follows:
As of the Effective Date, Columbia shall be deemed the holder of an Allowed Secured Claim in the amount of $660,339.98. On the Consummation Date, the Trustee shall pay Columbia the sum of $660,339.98 in full satisfaction of its Claim.

                                                     ARTICLE 7
     PROVISION FOR THE PAYMENT OF THE ALLOWED SECURED CLAIM OF AMERICAN HOLDINGS
                                     ("AMH") (CLASS 3)

   7.1      The Allowed Secured Claim of American Holdings  is not  impaired.
   7.2 The Allowed Secured Claim of American Holdings shall be treated as follows: As of the Effective Date, AMH shall be deemed the holder of an Allowed Secured Claim in the amount of $279,664.00. DML shall pay AMH the sum of $279,664.00 in full satisfaction of its Claim or such amount as may be due in fifteen equal monthly installments.

                                                  ARTICLE 8
                PROVISION FOR  THE  PAYMENT  OF THE  ALLOWED  SECURED
                CLAIM   OF   INTERBORO   SAVINGS   &   LOAN
                ASSOCIATION ("INTERBORO") (CLASS 4)
   8.1      The Allowed Secured Claim of Interboro shall  not be impaired.
   8.2      The Allowed Secured Claim of Interboro shall be treated as follows:
As of the Effective Date, Interboro shall be deemed the holder of an Allowed Secured Claim in the amount of $205,099.61. Interboro shall retain its mortgage lien on the 40 Park Slope Terrace, Hawthorne, New Jersey premises owned by IVM, and shall receive monthly payments of $1,972.00, representing principal reduction and interest payments on the claim at the annual rate of nine (9%) percent for a period of two hundred three (203) months until the claim is fully paid. In the event that IVM defaults in any payment, Interboro's sole remedy shall be to foreclose its mortgage and pursue all of its rights under its loan documents in accordance with applicable state law.

                                               ARTICLE 9
                      PROVISION FOR THE PAYMENT OF THE ALLOWED SECURED CLAIM OF
                                        ZUELLIG GROUP N.A. INC.

   9.1      The Allowed Claim of Zuellig Group N.A., Inc.  is not  impaired.
   9.2 The Allowed Claim of Zuellig shall be treated as follows: Zuellig shall retain all of its rights under the Stipulation and Order Approving Settlement and Dismissing Adversary Proceeding entered by the Court on March 29, 1994 in the adversary proceeding, EDWARD P. BOND, CHAPTER 11 TRUSTEE V. INTERNATIONAL SABILA, S.A., Adv. Pro. No. 93-2041. Specifically, Zuellig shall retain its security interests and liens on the Debtors' property pursuant to the Stipulation and will receive all of the payments provided for in the Stipulation The liens and security interests of Zuellig in and to the Debtors' assets shall survive. The payments shall be made by the Trustee until the Consummation Date, after which the obligation to make the payments in accordance with the Stipulation shall be assumed and made by Successor Corporation.

                                                 ARTICLE 10
                PROVISION  FOR THE PAYMENT OF THE ALLOWED CLAIMS  PURSUANT TO
                           SECTIONS  507  (A)  (3),  (4),  (5) AND (6) OF THE
                           BANKRUPTCY CODE (CLASS 6)

   10.1 The Allowed  Claims  pursuant to Section  507(a) (3), (4), (5) and
(6) of the Bankruptcy Code shall be treated as follows: The Debtors believe that no amounts are owed to members of this Class. In the event any amounts are determined to be owed, the Trustee shall pay creditors in this class the full amount of their Allowed Claims on the Consummation Date, or such other payments as may be agreed to by the Trustee and Debtors and this Class.

                                          ARTICLE 11
            PROVISION FOR THE PAYMENT OF THE ALLOWED UNSECURED CLAIMS (CLASS 7)

   11.1 The Allowed Unsecured Claims of unsecured creditors shall not be impaired.
   11.2 The Allowed Unsecured Claims of unsecured creditors shall be treated as follows: The holders of Allowed Unsecured Claims shall receive the aggregate sum of $372,000.00, to be shared on a pro rata basis. This will constitute a dividend of one hundred (100%) percent if all of the Claims that do not comport with the Debtors' books and records are successfully challenged by the Trustee. Payment to this class shall be made by the Trustee when the Trustee's/Debtors Claims Motion, as defined in the Plan, is fully and finally adjudicated. In addition this class of creditors will receive as interest:

        (i)      $25,000.00 on the Distribution Date
        (ii) $10,000.00 on each of the three consecutive anniversary dates of the Distribution Date and
        (iii) 1% of the increment in DML's revenue calculated by subtracting DML's revenue for year ending December 31, 1994 from DML's revenue for year ending December 31, 1998 not to exceed $150,000.00.

                         ARTICLE 12
PROVISION FOR THE TREATMENT OF ALLOWED EQUITY INTERESTS OF PREFERRED STOCKHOLDERS OF DML, INCLUDING DML EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANTS ("ESOP")(CLASS 8)

     12.1 Allowed Equity Interests of this class shall not be impaired.
     12.2 Allowed Equity interests of the ESOP (excluding Madis Family members) shall receive on a pro rata basis in proportion to their respective percentage the sum of $100,000.00 and thereafter the ESOP Plan shall be terminated. $100,000.00 will be paid on the Consumation Date.
     12.3 All other Equity Interests of this class will retain their interest subject to the Merger Agreement between MACO and DML.

                     ARTICLE 13
PROVISION FOR THE TREATMENT OF ALLOWED EQUITY INTERESTS OF ALL STOCKHOLDERS OF DML, OTHER THAN PREFERRED STOCKHOLDERS AND EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANTS (CLASS 9)

     13.1  Allowed Equity  Interests  of this class is not  impaired.

     13.2 The members of this class shall retain their interest in DML subject to the terms of the Merger Agreement between MACO and DML.

                     ARTICLE 14
PROVISION FOR THE TREATMENT OF ALLOWED INTERESTS OF PREFERRED STOCKHOLDERS OF IVM (CLASS 10)

     14.1 Allowed Equity Interests of Preferred Stockholders of IVM is not impaired.
     14.2 The members of this class shall retain their  Interests in IVM.

                ARTICLE 15
PROVISION FOR TREATMENT OF ALLOWED INTERESTS OF COMMON STOCKHOLDERS OF IVM (CLASS 11)

     15.1 Allowed Equity Interests of Common Stockholders of IVM is not impaired.
     15.2  The members of this class shall retain their interest in IVM.

                                   ARTICLE 16
                         ACCEPTANCE OR REJECTION OF PLAN

16.1 CLASSES ENTITLED TO VOTE. Each impaired class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan.
16.2 CLASS ACCEPTANCE REQUIREMENT. A class of Claims shall have accepted the Plan if accepted by at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims of such class that have voted on the Plan pursuant to Section 1126(c) of the Bankruptcy Code. A class of Equity Interests shall have accepted the Plan if it is accepted by at least two-thirds in amount of the Allowed Equity Interests of such class that have voted on the Plan in accordance with Section 1126(d) of the Bankruptcy Code.
16.3 DEEMED ACCEPTANCE. Since all classes of creditors are not impaired then all classes of creditors are deemed to accept this plan.

                         ARTICLE    17
     MEANS   FOR    EXECUTION    OF   THE   JOINT   PLAN

17.1 REVESTING OF ASSETS OF IVM & DML. On Confirmation, title to and possession of any and all property of the IVM and DML estate, real or personal, tangible or intangible, shall be revested in IVM and DML on the Consummation Date, free and clear of all liens, claims and encumbrances, except such liens and claims expressly provided herein.
17.2  FINANCING  PROVIDED  BY AMERICAN HOLDINGS,  INC.  pursuant  to the
Merger Agreement between MACO and DML the Successor Corporation shall lease the 375 Huyler Street premises from IVM in accordance with the terms set forth in the Merger Agreement. $3,000,000.00 in United States Treasury Bills are being held by MACO solely for the purpose of financing the Plan. The present management will continue to operate the business pursuant to employment agreements with the Successor Corporation after the merger as provided in Merger Agreement. In addition, American Holdings will pay the sum of $100,000.00 to R.G. Quintero & Co. as a finder's fee.
17.3 ENVIRONMENTAL COMPLIANCE FUND. In addition to the Disbursement Account, the Trustee shall establish and maintain the Environmental Compliance Fund, which will be funded in an amount not to exceed $200,000.00. The funds in the Environmental Compliance Fund shall be paid in the Trustee's discretion, as incurred, to address environmental cleanup costs after the application of the payments for this purpose by DML in accordance with the Lease Agreement. Any funds remaining in the Environmental Compliance Fund after a no further action letter is received from the DEPE, shall revert to DML.
17.4 TIME AND METHOD OF DISTRIBUTION.
All distributions to be made under the Plan by the Trustee, except
(a) distributions to class 7 General Unsecured Claims, (b) distributions, if any, to Class 8 DML employee stock ownership plan participants, (c) payment of post-confirmation professionals' fee awards, shall be made in cash within ten
(10) days of the Consummation Date. Distributions to Class 7 Claimants shall be made on the Unsecured Claims Distribution Date. Distributions on account of post-confirmation professional fee awards shall be made upon entry of a Court Order awarding such fees and costs. In addition American Holdings will pay the finder's fee required under the Merger Agreement. This is an all cash deal with no contingency other than Confirmation of the Plan.

Subject to Bankruptcy Rule 9010,  distributions  to holders  of  Allowed
Claims shall be made at the address of each holder as set forth in the proofs of Claim or proofs of Interest filed by such holders. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Trustee is notified of such holder's then-current address, at which time all missed distributions shall be made to such holder without interest. Amounts with respect to distributions which remain undeliverable sixty (60) days after the Consummation Date shall be deposited by the Trustee into the Disbursement Account for payment in accordance with the terms of the Plan.
17.5 DISBURSING AGENT. The Trustee will receive and maintain all funds to be deposited into the Disbursement Account. The Trustee shall act as the Disbursing Agent for all disbursements to be made under the Plan, including, but not limited to, the disbursement to be made on the Consummation Date. Successor Corporation shall act as the Disbursing Agent as to all obligations that will continue as a going concern, including (a) the remaining obligations under DML's lease with Teterboro'89 Associates, (b) all other lease agreements and (c) all trade payables. The disbursements to be made by Successor Corporation will occur as and when such obligations become due.
17.6 BAR DATE FOR FEE APPLICATION CLAIMS. Each and every Professional Person requesting compensation in the Case pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code shall be entitled to file a Fee Application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Cases within sixty (60) days of the Confirmation Date, or such fees and expenses shall be deemed to be waived.
17.7 OBJECTIONS TO CLAIMS. Any objections to Claims must be filed with the Bankruptcy Court within sixty (60) days after the Confirmation Date or within the specific time required in any Order of the Court entered relative thereto or shall be forever barred.
17.8  PROSECUTION  OF PENDING  OBJECTIONS  TO CLAIMS.
Objections to Claims that are pending on the Confirmation Date shall be prosecuted after confirmation. The Debtors shall have the discretion to litigate to judgement, settle or withdraw objections to contested Claims. 17.9 To the extent practicable, the Trustee as Disbursing Agent shall invest any cash and reserve in a manner that will yield a reasonable net return taking into account
the  safety  of  the   investment.

17.10 PROVISION FOR PAYMENT OF POST-CONFIRMATION PROFESSIONAL FEES AND COSTS. The Trustee shall set aside the sum of $100,000.00 from the Disbursement Account to be used for payment of professional fees and costs (1) incurred by the Trustee and his professionals after the Effective Date, and (2) awarded by the Bankruptcy Court.
17.11 A sum not to exceed $80,000.00 will be paid to IVM to remediate any liability or environmental conditions associated with removal of the underground tanks.

                         ARTICLE    18
          EXECUTORY     CONTRACTS    AND    UNEXPIRED    LEASES

18.1 REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. On the Confirmation Date, all executory contracts and unexpired leases of the Debtors will be deemed current and will be paid when such obligations become due.
18.2  CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.
Any party to a lease or contract rejected pursuant to the Plan shall be deemed an unsecured creditor included within Class 7, provided each such Creditor files a Proof of Claim by thirty (30) days after the Confirmation Date

                          ARTICLE 19
                    CONDITIONS TO CONFIRMATION

19.1  CONFIRMATION  ORDER. The Plan shall be null
and void and have no force and effect unless the Bankruptcy Court enters a Confirmation Order which shall provide, among other things, that:
19.1.1 Except
as otherwise expressly provided in the Plan, on the Confirmation Date, the rights afforded in the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims against, debts of or Equity Interests in the Debtors, their estates, assets and property, of any nature whatsoever, and the liability and respect thereof shall be extinguished completely, regardless of whether reduced to judgement, liquidated or unliquidated, contingent or non-contingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose or are deemed to have arisen on or before the Confirmation Date, including, without limitation, (i) all interest, if any, on any such Claims, debts or Interests, whether such interest accrued before or after the Petition Date, and (ii) any liability of a kind specified in Sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, regardless of whether a proof of Claim or Equity Interest is filed or deemed filed under Section 501 of the Bankruptcy Code, such Claim of Equity Interest is allowed, or the holder of such Claim or Equity Interest has accepted the Plan.
19.1.2 Except as otherwise  provided in
the Plan, all Creditors and holders of Interests shall be precluded from asserting against the Debtors or their estates, assets or property, any other or further Claim or Interest based on any act or omission, transaction or other activity of any kind or nature that occurred before the Effective Date; provided, however, that nothing contained in the Plan shall alter the legal, equitable and contractual rights of the holder of any Claim or Interest specifically designated as unimpaired in the Plan.
19.1.3 The provisions of the
Confirmation  Order shall not be severable  and are mutually  dependent.

                         ARTICLE 20
                    RETENTION OF JURISDICTION

20.1 Under the Plan, the Bankruptcy  Court
retains jurisdiction over matters that may be pending before it on the Confirmation Date and over a variety of matters that may arise subsequently. These matters include, but are not limited to, the following:
20.1.1 Any modification or amendment to the Plan.
20.1.2 The Classification, allowance or disallowance of Claims and Interests and objections thereto;
20.1.3 All controversies, suits and disputes, if any, as may arise in connection with the interpretation or enforcement of the Plan;
20.1.4 Applications for the allowance of compensation and reimbursement of expenses to Professional Persons for services rendered before and after the Confirmation Date;
20.1.5 Any and all applications, adversary proceedings and contested and litigated matters not released or discharged as of the Effective Date, including, without limitations, proceedings relating to the prosecution of the Debtors' Claims;
20.1.6 All proceedings to estimate Claims for the purpose of allowance, if any;
20.1.7 All proceedings to enforce and  administer  the  provisions of the Plan;
20.1.8 All proceedings  to  correct  any  defect,   cure  any  omission  or
reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to effect the purposes and intent of the Plan;
20.1.9 All proceedings to determine such other matters as may be provided for in the Confirmation Order or as may be authorized from time to time under the relevant provisions of the Bankruptcy Code or any applicable law;
20.1.10 All proceedings to enforce all Orders, judgements, injunctions and rulings entered in connection with the Debtors' cases; and
20.1.11 All proceedings to enter such Orders as may be necessary and appropriate in aid of confirmation and to facilitate implementation of the Plan.

If the Court abstains from exercising jurisdiction, or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter set forth herein,

     or if the Trustee or Debtors elect to bring an action or proceeding in any forum other than the Bankruptcy Court, this Article of the Plan shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court, public authority or commission having jurisdiction over such matters.

                         ARTICLE 21
               EFFECTS OF PLAN CONFIRMATION

21.1  DISCHARGE. Except as otherwise expressly provided in the Plan, pursuant to Section 1141 of the Bankruptcy Code, confirmation of the Plan shall discharge the Trustee and the Debtors effective on the date that the Confirmation Order becomes final and nonappealable, from any Claim and any debt and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgement or not, liquidated or unliquidated, contingent or non-contingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement the Debtors entered into or obligation of the Debtors incurred before the Confirmation Date or from any conduct of the Debtors before the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such Claim or debt, whether such interest accrued before or after the Petition Date, and from any liability of a kind specified in Sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not a Proof of Claim or Interest is filed or deemed filed under Section 501 of the Bankruptcy Code, such Claim or Interest us Allowed under Section 502 of the Bankruptcy Code, or the holder of such Claim or Interest has accepted the Plan. Except as otherwise provided herein, all Creditors and Equity Interest holders shall be precluded from asserting against the Debtors, their estates or assets or property, or against the Trustee its successors and assigns, except as to Stipulation between the Trustee and International Sabila, any other or further Claim or Interest based on any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.
21.2  TERM OF  INJUNCTION  OR  STAYS.  Unless
otherwise provided, all injunctions or stays provided for in the case pursuant to Section 362 of the Bankruptcy Code or otherwise extant on the Confirmation Date shall become permanent and remain in full force and effect unless otherwise provided for by Court Order.

                              ARTICLE 22
                    CRAMDOWN  UNDER THE  BANKRUPTCY

22.1 In the event any impaired Class hereunder rejects this Plan, it is the intention of the Debtors to seek confirmation and implementation of the Plan, pursuant to the provisions of Section 1129(b) of the Bankruptcy Code, as it applies to any and all such classes, which provision is commonly referred to as the "cramdown provision" of the Bankruptcy Code.

                              ARTICLE 23
                    MISCELLANEOUS  PROVISIONS

23.1  Distributions  to Creditors and treatment of
Interest Holders pursuant to the Plan shall be in full settlement, release, discharge and satisfaction of all Claims and Interests, release, discharge and satisfaction of all Claims and Interests, if any, against the Debtors and their property, whether or not such Claim or Interest has been timely asserted and whether or not such Creditor or Interest Holder shares in the distribution under the Plan pursuant to 11 U.S.C. 1141, except as provided in Article 14, Section
14.3 pertaining to the Claims of Unsecured Creditors in the event of a Chapter 11, 7 or Assignment for the Benefit of Creditors filing by the Reorganized Company.
23.2  MODIFICATION OF THE PLAN. The Debtors reserve the right to amend or modify the Plan before confirmation in accordance with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3017, provided that (i) the Plan, as modified, meets the requirements of Sections 1122 and 1123 of the Bankruptcy
Code and (ii) the Debtors shall have complied with Section 1125 of the Bankruptcy Code. The Debtors may amend or modify the Plan after confirmation provided (i) the Plan, as modified, meets the requirements of Sections 1122 and 1123 of the Bankruptcy Code and (ii) the Bankruptcy Court, after notice and a hearing, confirms the Plan, as modified, under Section 1129 of the Bankruptcy Code. A holder of a Claim or Equity Interest that has accepted or rejected the Plan shall be deemed to have accepted or rejected the modified plan, as the case may be, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.
23.3 The Debtors reserve the right
to modify the treatment of any Allowed Claims or Interest at any time after the Effective Date upon the consent of the Creditor or Interest Holder whose Allowed Claim or Interest treatment is being modified.
23.4 All notices,  requests or
demands in connection with this Plan shall be in writing and shall be deemed to have been given when received, or if mailed, five (5) days after the date of mailing, provided such writing shall be sent by registered or certified mail, postage prepaid, return receipt requested, and if sent to the Debtors, addressed to: John W. Sywilok Godlesky & Sywilok 51 Main Street Hackensack, N.J. 07601 with a copy to: American Holdings 376 Main Street Box 74 Bedminister,
N.J. 07921
23.5 The headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the provisions of this Plan.
23.6 If confirmation of this Plan does not occur or if, after confirmation occurs, the Debtors elect to terminate the Plan, the Plan shall be deemed null and void. In such event, nothing contained in this Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtors of their estates or any other persons, or to prejudice in any manner the rights of the Debtors or any person in any further proceeding involving the Debtors or their estates.

                         Respectfully  submitted,

                         /S/ VOLDEMAR MADIS
                         Voldemar Madis
                         President
                         Dr. Madis Laboratories, Inc.
                         and IVM Corp.

DATED:  November 18, 1994

GODLESKY & SYWILOK 51 MAIN  STREET  HACKENSACK,  New Jersey  07601
Attorney for Debtors-In Possession UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEW JERSEY ____________________________ : HONORABLE WILLIAM F. TUOHEY In the Matter of: CASE NOS. 88-01805 (WFT) : 88-01806 (WFT) DR. MADIS LABORATORIES, INC., : In Administratively Debtor Consolidated Proceedings for ____________________________ : Reorganization Under Chapter 11 of the Bankruptcy In the Matter of: : Code IVM CORPORATION, : Debtor : ORDER APPROVING DISCLOSURE ___________________________ STATEMENT AND FIXING TIME FOR FILING ACCEPTANCES OR REJECTIONS OF PLAN, COMBINED WITH NOTICE THEREOF A Disclosure Statement under Chapter 11 of the Bankruptcy Code having been filed by the Debtors, Dr. Madis Laboratories, Inc. and IVM Corporation, referring to a Plan under Chapter 11 of the Code filed by Dr. Madis Laboratories, Inc. and IVM Corporation on November , 1994 and it having been determined after hearing on notice that the Disclosure Statement contains adequate information pursuant to Section 1125 of the Bankruptcy Code,

IT IS on this day of , 1994, ORDERED and notice is hereby given that: 1. The Disclosure Statement filed by the Debtors dated November , 1994 is approved. 2. __________, 1994 is fixed as the last day for filing written acceptances or rejections of the Plan referred to above. 3. Within ________ days after the entry of this Order, the Plan, the Disclosure Statement and a ballot conforming to Official Form 14 shall be mailed to creditors, equity security holders and other parties in interest, and shall be transmitted to the United States Trustee, as provided in Fed. R. Bankr. P. 3017(d). 4. ______, 1994, at ________ _.m., is hereby fixed for the hearing on confirmation of the Debtors Plan. 5. _____________, 1994 is fixed as the last day for filing and serving pursuant to Fed. R. Bankr. P. 3020(b) (1) written objections to confirmation of the Plan. -------------------------- Bankruptcy Judge